SECOND AMENDMENT
                                     TO
                       RESTATED ACE HARDWARE CORPORATION
                     RETIREMENT BENEFITS REPLACEMENT PLAN
                        (Adopted on December 8, 1998)

This Second Amendment to the Restated Ace Hardware Corporation Retirement Benefits Replacement Plan is hereby entered into on this 8th day of December, 1998 and is effective January 1, 1999:

                                 WITNESSETH.-

Whereas the Company adopted a Retirement Benefits Replacement Plan on October 1, 1985 and restated the Plan on December 7, 1993; and

Whereas the Company has amended this Plan to provide for participation by certain officers of the corporation specifically named in the Plan as Participants therein;

Now therefore, effective January 1, 1999, the Ace Hardware Corporation Retirement Benefits Replacement Plan is amended to add certain named officers and key employees of the corporation as Participants in the Plan and to restate
Article III, Plan Participation, as follows:

                                      III

                               PLAN PARTICIPATION

Participation in this Plan shall be exclusively limited to any officer or key employee who is designated as a Participant by the Board of Directors of Ace Hardware Corporation ("Board") and whose benefits under any of the Profit Sharing Plan, Money Purchase Plan and the Pension Plan are reduced by reason of the Limitations. Effective as of January 1, 1999, the following individuals shall become or continue to be Participants hereunder:

  David F. Hodnik             David F. Myer
  William A. Loftus           Fred J. Neer
  Paul M. Ingevaldson         Donald L. Schuman
  Rita D. Kahle               William J. Bauman
  Michael C. Bodzewski        Kenneth L. Nichols
  Lori L. Bossmann            Daniel C. Prochaska
  Ray A. Griffith             Wayne E. Wiggleton
  David W. League


Effective 1/01/99